UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 23, 2010

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

257 East 200 South, Suite 490, Salt Lake City, Utah
(Address of principal executive offices)

84101
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Caspian Services, Inc. (the “Company”) entered into respective Facility agreements with Altima Central Asia (Master) Fund Ltd., (“Altima”) on June 20, 2008 and Great Circle Energy Services, L.L.C. (“Great Circle”) on September 3, 2008.  Pursuant to the Facility agreements Altima and Great Circle each loaned the Company $15,000,000.  At June 30, 2010 the outstanding loan balance and accrued interest of the Altima loan and the Great Circle loan were approximately $19,154,000 and $18,622,000, respectively.

Each Facility agreement contains certain financial covenants.  The violation of these financial covenants can constitute an event of default under each Facility agreement.  Pursuant to the terms of the Facility agreements, upon the occurrence of an event of default the lender has certain remedies available to it, including the acceleration of the loan balance, which would allow the lender to call the loan immediately due and payable or payable on demand.

At the end of July 2010 the Company received written notice from Altima that it believed the Company was in violation of at least two of the financial covenants of the Altima Facility agreement.  The Company has also been verbally notified by Great Circle that it believes the Company is in violation of some of the financial covenants of the Great Circle Facility agreement.

On August 23, 2010 the Company entered into Conditional Forbearance Agreements (the “Forbearance Agreements”) with each of Altima and Great Circle.  Pursuant to the Forbearance Agreements, Altima and Great Circle have individually agreed to conditionally forbear exercising any remedies available to them under the Facility agreements until the earliest of:

•	the occurrence or existence of any event of default not covered in the Forbearance Agreement;

•
Altima or Great Circle determines that negotiations for agreeing on the terms of a longer-term conditional forbearance or comprehensive restructuring plan are not being carried out in good faith by the Company which includes providing to Altima and Great Circle:

i)	by September 13, 2010 a comprehensive strategic restructuring plan, as described in more detail in the Forbearance Agreements; and

ii)	by September 20, 2010, conducting a meeting to review the strategic restructuring plan with Altima, Great Circle or its advisor and the European Bank for Reconstruction and Development (“EBRD”);

•	the date on which any other lender or creditor of the Company declares a default under its lending or credit agreement and declares such debt obligation of the Company immediately due and payable;

•	the date on which the Company, or any of it subsidiaries, without the prior written consent of Altima and Great Circle:

i)	agrees to sell, transfer or dispose of any material asset (excluding receivables);

ii)	agrees to sell, transfer or dispose of receivables with a face value in excess of $100,000; or

iii)	incurs, any capital expenditures in excess of $100,000;

•	the Company takes any action whatsoever which adversely impacts or is intended to adversely impact the Company, or any of its subsidiaries; and

•	September 22, 2010

The Company has covenanted to immediately notify Altima and Great Circle of the occurrence of any of event that would violate the above conditions.

The Forbearance Agreements do not waive the existing events of default.  From and after the termination or expiration of the Forbearance Agreements, and without notice, Altima or Great Circle may, at any time, exercise any remedies available to them as they deem appropriate.

The foregoing description of the Forbearance Agreements in this Current Report is a summary only of those documents and is qualified in its entirety by reference to the full text of the Forbearance Agreements, which are attached as Exhibits 10.32 and 10.33 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

           (d)   Exhibits

Exhibit 10.32	Conditional Forbearance Agreement, dated August 23, 2010, between Altima Central Asia Master Fund Ltd. and Caspian Services, Inc.

Exhibit 10.33	Conditional Forbearance Agreement, dated August 23, 2010, between Great Circle Energy Services, L.L.C. and Caspian Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: August 26, 2010	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer